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                                                                   EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data", and to the use of our reports dated January 13, 1996 (except as to the second paragraph of Note 14, as to which the date is May 17, 1996) in the Registration Statement (Form S-1) and related Prospectus of Citrix Systems, Inc., for the registration of 2,398,664 shares of its common stock.

                                          /s/ Ernst & Young LLP

West Palm Beach, Florida
May 22, 1996